Exhibit 3.59

	Mail to: Secretary of State	For office use only 031
Corporations Section
1560 Broadway, Suite 200
Denver, CO 80202
(303) 894-2251
MUST BE TYPED	Fax (303) 894-2242
FILING FEE: $50.00
MUST SUBMIT TWO COPIES

Please include a typed	ARTICLES OF ORGANIZATION
self-addressed envelope

I/We the undersigned natural person(s) of the age of eighteen years or more, acting as organizer(s) of a limited liability company under the Colorado Limited Liability Company Act, adopt the following Articles of Organization for such limited liability company:

FIRST:	The name of the limited liability company is: Tower 104 Gathering, LLC

SECOND:	Principal place of business (if known): 300 West Plaza Drive, Suite 300, Highlands Ranch, Colorado 80129

THIRD:	The street address of the initial registered office of the limited liability company is: 300 West Plaza Drive, Suite 300, Highlands Ranch, Colorado 80129

The mailing address (if different from above) of the initial registered office of the limited liability company is:

The name of its proposed registered agent in Colorado at that address is: Jeffrey H. Donelson

FOURTH:	X The management is vested in managers (check if appropriate)

FIFTH:	The names and business addresses of the initial manager or managers or if the management is vested in the members, rather than managers, the names and addresses of the member or members are:

	NAME	ADDRESS (include zip codes)
	J. F. Shea Co., Inc. a Nevada corporation	300 West Plaza Drive, Suite 300 Highlands Ranch, Colorado 80219

SIXTH:	The name and address of each organizer is:

	NAME	ADDRESS (include zip code)
	Dennett L. Hutchinson	303 East Seventeenth Avenue, Suite 805 Denver, Colorado 80203

Signed		Signed
	Organizer	Organizer

FILED

DONETTA DAVIDSON

COLORADO SECRETARY OF STATE

CHANGE OF R.O.R.A	AMENDMENT TO THE ARTICLES OF ORGANIZATION FOR A COLORADO LIMITED LIABILITY COMPANY AND STATEMENT OF CHANGE OF REGISTERED OFFICE

Pursuant to the provisions of the Colorado Limited Liability Company Act, TOWER 104 GATHERING, LLC, a Colorado limited liability company (the “Company”), whose current principal place of business is 300 West Plaza Drive, Suite 300, Highlands Ranch, Colorado 80129, hereby amends the Articles of Organization for the Company to correct certain erroneous statements in the Articles of Organization, and also submits the following statements for the purpose of changing its registered office in the State of Colorado, as follows:

FIRST: The address of the PRINCIPAL PLACE OF BUSINESS of the Company is hereby changed to: 9135 South Ridgeline Boulevard, Suite 100, Highlands Ranch, Colorado 80129.

SECOND: The name and address of the INITIAL MANAGER of the Company is hereby changed to:

NAME	ADDRESS

Shea Homes Limited Partnership, a California limited partnership d/b/a Shea Homes	9135 South Ridgeline Boulevard Suite 100 Highlands Ranch, Colorado 80129

THIRD: The street address of the REGISTERED OFFICE of the Company, which currently is 300 West Plaza Drive, Suite 300, Highlands Ranch, Colorado 80129, is hereby changed to the following new address: 9135 South Ridgeline Boulevard, Suite 100, Highlands Ranch, Colorado 80129.

The name of the initial registered agent of the Company in Colorado at such new address set forth above shall continue to be Jeffrey H. Donelson.

SHEA HOMES LIMITED PARTNERSHIP, a California limited partnership d/b/a Shea Homes, as Manager of TOWER GATHERING, LLC, a Colorado limited liability company

By:	J. F. SHEA, CO., INC., a Nevada corporation, its general partner

By:
Name:	Jeffrey De Willis
Title:	Assistant Secretary

By:
Name:	Jeffrey M. Donerson
Title:	Assistant Secretary